(KPMG LOGO)

                                                                         EX 23.1











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Charter Communications, Inc.:


We consent to the inclusion of our report dated March 1, 2004 included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                  /s/ KPMG LLP


St. Louis, Missouri
December 9, 2004